Exhibit 4.8

GABLES REALTY LIMITED PARTNERSHIP

AND

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

REGISTRATION RIGHTS AGREEMENT
September 27, 2002

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated September 27, 2002 (this "Agreement") is entered into by and among Gables Realty Limited Partnership, a Delaware limited partnership (the "Company"), and Teachers Insurance and Annuity Association of America, a New York Corporation ("TIAA").

The Company and TIAA are parties to the Securities Purchase Agreement dated September 27, 2002 (the "Securities Purchase Agreement"), which provides for the sale by the Company to TIAA of (i) $30 million aggregate principal amount of the Company's 5.86% Senior Notes due 2009 and (ii) $10 million aggregate principal amount of the Company's 6.10% Senior Notes due 2010 (collectively, the "Securities"). As an inducement to TIAA to enter into the Securities Purchase Agreement, the Company agrees to provide to TIAA and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Securities Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

"Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

"Closing Date" shall mean the Closing Date as defined in the Securities Purchase Agreement.

"Company" shall have the meaning set forth in the preamble and shall also include the Company's successors and assigns.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Exchange Dates" shall have the meaning set forth in Section 2(a)(ii) hereof.

"Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

"Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

"Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

"Exchange Securities" shall mean senior notes issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate as provided in Section 2(e) hereof for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

"Holders" shall mean TIAA, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 6 and 7 of this Agreement, the term "Holders" shall include Participating Broker-Dealers.

"Indenture" shall mean the Indenture relating to the Securities dated as of March 23, 1998 as supplemented by Supplemental Indenture No. 1, dated as of March 23, 1998, Supplemental Indenture No. 2, dated as of September 30, 1998, Supplemental Indenture No. 3, dated as of October 8, 1998, Supplemental Indenture No. 4, dated as of February 22, 2001, Supplemental Indenture No. 5, dated as of July 8, 2002, Supplemental Indenture No. 6, dated as of September 27, 2002 and Supplemental Indenture No. 7, dated as of September 27, 2002, in each case between the Company, as issuer, and Wachovia Bank, National Association, as successor to First Union National Bank, as trustee, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

"Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

"Participating Broker-Dealers" shall have the meaning set forth in Section 6(a) hereof.

"Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

"Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

"Registrable Securities" shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when an Exchange Offer Registration Statement with respect to the Exchange Securities has been declared effective under the Securities Act and the Securities are eligible to be exchanged by any Person other than a Participating Broker-Dealer for Exchange Securities in the Exchange Offer, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of a Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser so long as on or prior to the date of sale a copy of the Prospectus is made available by the Company for delivery by such Participating Broker-Dealer, (iii) when a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been disposed of pursuant to such Registration Statement, (iv) when such Securities have been sold pursuant to Rule 144 under the Securities Act or are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (v) when such Securities cease to be outstanding.

"Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Underwriters or Holders as a group in connection with blue sky qualification of any Exchange Securities or Registrable Securities) under the laws of such jurisdictions as the Underwriters, if any, or any Holders may reasonably request in writing in accordance with Section 3(e) hereof), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the reasonable fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for TIAA) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but excluding (A) fees and expenses of counsel to the Underwriters, if any (other than fees and expenses set forth in clause (ii) above) or the Holders (other than fees and expenses set forth in clauses (ii) and (v) above) and (B) underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

"Registration Statement" shall mean any registration statement of the Company pursuant to the provisions of Section 2 hereof that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

"Securities Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

"Shelf Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

"Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

"Shelf Registration Statement" shall mean a "shelf" registration statement of the Company that covers all the Registrable Securities (but no other securities unless approved by the Majority Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

"Staff" shall mean the staff of the SEC.

"TIAA" shall have the meaning set forth in the preamble to this Agreement.

"Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

"Trustee" shall mean the trustee with respect to the Securities under the Indenture.

"Underwriter" shall have the meaning set forth in the last paragraph of Section 3 hereof.

"Underwritten Offering" shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act.

       (a) Exchange Offer. To the extent not prohibited by any applicable law or applicable interpretations of the Staff of the SEC, the Company shall cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities then outstanding for Exchange Securities. The Company shall use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act on or before June 2, 2003 and to have such Exchange Offer Registration Statement remain effective until the latest of the Exchange Dates. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC, it being the objective of such Exchange Offer to enable each Holder of the Registrable Securities electing to exchange the Securities for Exchange Securities and to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without the need to comply with the registration requirements of the Securities Act or the securities laws of the several states of the United States

       In connection with the Exchange Offer, the Company shall mail the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, that:

          (i) the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

          (ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "Exchange Dates");

          (iii) any Registrable Security eligible to be tendered in the Exchange Offer but not tendered in the Exchange Offer will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, other than those rights set forth under Section 2(b) or Section 5 of this Agreement;

          (iv) any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and

          (v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Registrable Securities exchanged.

The Company shall comply with the procedures set forth above in connection with the Exchange Offer.

As a condition to participating in the Exchange Offer, each Holder will be required to represent to the Company that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities. No Holder of Registrable Securities shall be entitled to have Registrable Securities held by it covered by the Exchange Offer Registration Statement unless such Holder shall have provided the Company with such documentation as the Company shall reasonably request evidencing such representations.

The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities.
As soon as practicable after the last Exchange Date, the Company shall:

          (i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company; and
          (iii) issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff of the SEC. The Company shall inform TIAA of the names and addresses of the Holders to whom the Exchange Offer is made, and TIAA shall have the right, subject to applicable law, to contact such Holders in order to facilitate the tender of Registrable Securities in the Exchange Offer.

Interest on each Exchange Security issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Registrable Securities surrendered in exchange therefor.

Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (b) Shelf Registration. In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason completed by June 30, 2003, (iii) after June 30, 2003, at the request of any Holder with respect to any Registrable Securities held by it, if such Holder is not permitted, in the opinion of counsel for such Holder, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradable without restriction under the Securities Act and applicable blue sky or state securities laws (other than due solely to the status of such Holder as an Affiliate of the Company or as a Participating Broker-Dealer) or (iv) in the case of any Holder (other than a Participating Broker-Dealer) that is eligible to participate in the Exchange Offer, and properly tenders its Registrable Securities in accordance with the procedures of the Exchange Offer, and such Holder does not receive freely tradeable Exchange Securities on the date of the exchange and any such Holder so requests, the Company shall use its best efforts to cause to be filed as soon as practicable after such determination, date or request, as the case may be (but in no event more than 30 days after such determination, date or request), a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof (other than Registrable Securities owned by Holders who have elected not to include such Registrable Securities in such Shelf Registration Statement or who have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under this paragraph) and to have such Shelf Registration Statement declared effective by the SEC.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) or (iv) of the preceding sentence, the Company shall use its best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Holders after completion of the Exchange Offer.

The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the Securities cease to be Registrable Securities (the "Shelf Effectiveness Period"). The Company further agrees to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

       (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

       (e) Interest Premium. In the event that (i) the Exchange Offer Registration Statement or, if a Shelf Registration Statement is required hereby, the Shelf Registration Statement is not declared effective on or prior to June 30, 2003 (other than a Shelf Registration Statement requested by a Holder pursuant to Section 2(b)(iii) and such Shelf Registration Statement is not declared effective within 30 days of such request), (ii) the Exchange Offer Registration Statement is declared effective on or prior to June 2, 2003 but the Exchange Offer has not been consummated on or prior to the Exchange Date, or (iii) any Registration Statement required by this Agreement has been declared effective but (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Registrable Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, then the per annum interest rate on the Registrable Securities will increase by 0.50% effective as of the date of such event and continuing until the date that the relevant failure is remedied (the "Additional Interest Rate"). Each of the foregoing will constitute a registration default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the SEC. The Additional Interest Rate shall not be paid with respect to any Suspension Event described in Section 4 hereof after March 31, 2004. In no event shall the Additional Interest Rate exceed 0.50% per annum. Any amounts of additional interest due pursuant to Section 2(e) will be payable in cash on the regular interest payment dates with respect to the Registrable Securities. The amount of additional interest will be determined by multiplying the applicable Additional Interest Rate by the aggregate principal amount of the Registrable Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year composed of twelve 30-day months), and the denominator of which is 360.

3. Registration Procedures. In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall:

       (a) furnish to each Holder, prior to the filing thereof with the SEC, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that a Holder (with respect to any portion of an unsold allotment from the original offering) is participating in the Exchange Offer or the Shelf Registration Statement, the Company shall not file such Registration Statement and each amendment thereof and each supplement, if any, in the prospectus included therein if such Holder has reasonably objected thereto by notice to the Company a reasonable time prior to such filing;

       (b) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

       (c) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

       (d) in the case of a Shelf Registration, promptly as reasonably practicable furnish to each Holder of Registrable Securities, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

       (e) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify but for this Agreement, (ii) take any action that would subject it to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction where it is not so subject;

       (f) in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in the Securities Purchase Agreement, any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

       (g) use best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

       (h) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto);
(i) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

       (j) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(f)(v) hereof, use best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company has delivered to such Holders copies of the amended or supplemented Prospectus correcting such misstatement or omission or until such Holder has been advised in writing by the Company that the Prospectus may again be used;

       (k) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus after initial filing of a Registration Statement, provide copies of such document to TIAA and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company as shall be reasonably requested by TIAA or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Company shall not, at any time after initial filing of a Registration Statement, file any Prospectus, or any amendment of or supplement to a Registration Statement or a Prospectus, of which TIAA and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which TIAA or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object;

       (l) obtain a CUSIP number for, and cause to be rated by the appropriate rating agencies, all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

       (m) cause the Indenture to be or remain qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be (in the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture); cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

       (n) in the case of a Shelf Registration, if requested in connection with a disposition of Registrable Securities pursuant to such Shelf Registration, make reasonably available for inspection by a representative of the Holders of the Registrable Securities (an "Inspector"), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company, and cause the respective officers, directors and employees of the Company to make reasonably available all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case, as is customary for similar "due diligence" examinations; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall not disclose such information except where (i) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (ii) such information previously have been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree in writing that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector, a selling Holder or Underwriter. Each selling Holder of such Registrable Securities and each such Underwriter will be required to further agree in writing that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the information deemed confidential;

       (o) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing;

       (o) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

       (p) use its best efforts to confirm that the rating applicable to the Securities immediately prior to the Exchange Date will apply to the Exchange Securities covered by the Exchange Offer Registration Statement;

       (q) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby;

       (r) obtain "comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Holder, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with similar offerings, so long as counsel to the Company has not delivered to such Holder an opinion of counsel that such Holder shall not be an underwriter in connection with the offering (based upon factual representations in a certificate delivered to counsel by such Holder). No "comfort" letters shall be delivered to those Holders that receive such opinion of counsel to the Company; and

       (s) cause counsel to the Company to deliver to each Holder one or more opinions satisfactory in form and substance to each Holder, to the effect set forth in Exhibit A or Exhibit A-1 hereto. Counsel to the Company shall have the option of delivering to any Holder (i) the opinion set forth in Exhibit A along with an opinion of counsel that such Holder shall not be an underwriter in connection with the offering (based upon factual representations in a certificate delivered to counsel by such Holder in the form set forth in Exhibit B), (ii) the opinion set forth in Exhibit A-1, or (iii) if such Holder does not provide counsel with the certificate in the form set forth in Exhibit B, the opinion set forth in Exhibit A.

In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. No Holder of Registrable Securities shall be entitled to (A) have Registrable Securities held by it covered by any Shelf Registration Statement and (B) receive any interest premium pursuant to Section 2(e) hereof unless and until such Holders shall have provided the Company with such information. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information with respect to such Holder and the proposed distribution by such Holder of such Registrable Securities necessary to make the information previously furnished to the Company by such Holder not materially misleading.

On any one occasion, the Majority Holders of Registrable Securities covered by a Shelf Registration Statement may elect to sell such Registrable Securities in an Underwritten Offering. In such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering; provided, that such Underwriters must be satisfactory to the Company. In no event shall the Company be required to permit more than one Underwritten Offering under this Agreement.

4. Suspension.

       (a) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to cause a Shelf Registration Statement and any filings with any state securities commission to become effective or to amend or supplement a Shelf Registration Statement shall be suspended, for one or more periods not to exceed the period described in paragraph (c) below, in the event and during such period as unforeseen circumstances exist (including, without limitation, pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that (i) would require additional disclosure of material information by the Company in the Shelf Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or (ii) which renders the Company unable to comply with SEC requirements) (any such unforeseen circumstances being hereinafter referred to as a "Suspension Event") that would make it, in the Company's reasonable opinion, impractical or unadvisable to cause the Shelf Registration Statement or such filings to become effective or to amend or supplement the Shelf Registration Statement. The Company shall promptly notify the Holders of the existence of any such Suspension Event.

       (b) In the case of a Shelf Registration Statement, each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any Suspension Event or event of the kind described in Section 3(f)(iii) or 3(f)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement until such Holder's receipt of further notice from the Company of the termination of such suspension and copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof. If so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such suspension notice.

       (c) If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only once during any 365-day period and any such suspensions shall not exceed 30 days in the aggregate and there shall not be more than one suspension in effect during any 365-day period.

5. Rules 144 and 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable

Securities remain outstanding, the Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 under the Securities Act, or any successor rule thereof and 144A under the Securities Act, or any successor rule thereof. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Registrable Securities identified to the Company by TIAA upon request. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

6. Participation of Broker-Dealers in Exchange Offer.

       (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

       (b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(j), for a period of up to 180 days after the last Exchange Date, if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 6(a) above. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 6.

       (c) TIAA shall have no liability to the Company, other than as Holders in accordance with the terms hereof, or any Holder with respect to any request that they may make pursuant to Section 6(b) above.

7. Indemnification and Contribution.

       (a) The Company agrees to indemnify and hold harmless TIAA and each Holder, their respective affiliates, directors, officers and trustees and each Person, if any, who controls TIAA or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) incurred or suffered in connection with or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the SEC, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to TIAA or any Holder furnished to the Company in writing through TIAA or any selling Holder, respectively, expressly for use therein; provided that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Holder from whom the Person asserting any such losses, claims, damages or liabilities purchased Securities, or any Person controlling such Holder, if a copy of the final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent by, or delivered on behalf of, such Holder to such Person at or prior to the written confirmation of the sale of the Securities to such Person, if the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

       (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, TIAA and the other selling Holders, their respective affiliates, the partners of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, TIAA and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement and any Prospectus.

       (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (based on the advice of counsel to the Indemnified Party). It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for TIAA, its affiliates, directors and officers and any control Persons of TIAA shall be designated in writing by TIAA, (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Indemnified Person shall notify the Indemnifying Person promptly upon any settlement or final judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

       (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       (e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

       (f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

       (g) The indemnity and contribution provisions contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of TIAA or any Holder, their respective affiliates or any Person controlling TIAA or any Holder, or by or on behalf of the Company, its affiliates or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

8. General.

       (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 2 and 3 hereof may result in material irreparable injury to TIAA or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, TIAA or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2 and 3. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

       (b) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

       (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 8(c) shall be by a writing executed by each of the parties hereto.

       (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 8(d), which address initially is, with respect to TIAA, the address set forth in the Securities Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8(d); (ii) if to the Company, initially at the Company's address set forth in the Securities Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8(d); and (iii) to such other persons at their respective addresses as provided in the Securities Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8(d). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

       (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. TIAA shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

       (f) Purchases and Sales of Securities. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.

       (g) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and TIAA, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

       (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (i) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

       (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       (k) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and TIAA shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GABLES REALTY LIMITED PARTNERSHIP

By:    /s/ Marvin R. Banks, Jr.
Name:  Marvin R. Banks, Jr.
Title:  Chief Financial Officer

Confirmed and accepted as of the date first above written:
TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:     /s/ Joseph Romano
Authorized Signatory

EXHIBIT A

Opinion of Company Counsel

1. The Registration Statement (which term, for purposes of this opinion, includes any Rule 462(b) Registration Statement) has been declared effective under the 1933 Act. The Prospectus has been filed with the Commission pursuant to Rule 424 under the 1933 Act. To the best of our knowledge (based solely on an oral representation of a member of the Commission's staff), no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or threatened by the Commission.

2. Each of (a) the Registration Statement, when it became effective, (b) any amendment or supplement thereto, on the date of filing and effectiveness thereof with the Commission and (c) the Prospectus and any supplement thereto, as of the date thereof, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (other than (i) the financial statements and schedules and other financial and statistical information and data included therein or omitted therefrom, and (ii) any documents incorporated by reference into the Registration Statement, as to which we express no opinion) it being understood that, in passing upon compliance as to the form of the Registration Statement, we assume that the statements made therein are correct and complete.

3. The descriptions in the Registration Statement and the Prospectus (other than the documents incorporated by reference and other than with respect to the matters in the Prospectus under the captions "Federal Income Tax Considerations and Consequences of Your Investment" and "Additional Federal Income Tax Considerations and Consequences of Your Investment," for which reference is made to our separate opinion delivered to you this day) of statutes are accurate in all material respects and fairly present the information required to be disclosed therein. We do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

EXHIBIT A-1

Opinion of Company Counsel

1. The Registration Statement (which term, for purposes of this opinion, includes any Rule 462(b) Registration Statement) has been declared effective under the 1933 Act. The Prospectus has been filed with the Commission pursuant to Rule 424 under the 1933 Act. To the best of our knowledge (based solely on an oral representation of a member of the Commission's staff), no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or threatened by the Commission.

2. Each of (a) the Registration Statement, when it became effective, (b) any amendment or supplement thereto, on the date of filing and effectiveness thereof with the Commission and (c) the Prospectus and any supplement thereto, as of the date thereof, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (other than (i) the financial statements and schedules and other financial and statistical information and data included therein or omitted therefrom, and (ii) any documents incorporated by reference into the Registration Statement, as to which we express no opinion) it being understood that, in passing upon compliance as to the form of the Registration Statement, we assume that the statements made therein are correct and complete.

3. The descriptions in the Registration Statement and the Prospectus (other than the documents incorporated by reference and other than with respect to the matters in the Prospectus under the captions "Federal Income Tax Considerations and Consequences of Your Investment" and "Additional Federal Income Tax Considerations and Consequences of Your Investment," for which reference is made to our separate opinion delivered to you this day) of statutes are accurate in all material respects and fairly present the information required to be disclosed therein. We do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

4. The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements or notes thereto, financial schedules and other financial and statistical data incorporated by reference into the Registration Statement, and we have not examined the accounting, financial or statistical records from which such statements and notes, schedules and data are derived. However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus and the public offering of the Securities we participated in conferences and telephone conversations with representatives of the Company, Arthur Andersen LLP, previous accountants for the Company, and Deloitte & Touche LLP, accountants for the Company, your representatives and representatives of Dechert, your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. In addition, we reviewed certain documents made available to us by the Company or otherwise in our possession.

Based on our participation in the above-mentioned conferences and conversations, our review of the documents described above and our understanding of applicable law, we advise you that:

       (a) No facts have come to our attention which cause us to believe that the Registration Statement (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included or incorporated by reference therein or omitted therefrom and the Trustee's Statement of Eligibility and Qualification on Form T-1 (the "T-1") incorporated by reference therein, as to which we make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

       (b) No facts have come to our attention which cause us to believe that the Prospectus (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included or incorporated by reference therein or omitted therefrom and the T-1, as to which we make no statement), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

EXHIBIT B

Certificate of Holders

FORM OF FACTUAL REPRESENTATIONS TO BE INCLUDED IN A BACK-UP CERTIFICATE FROM EACH HOLDER OF SECURITIES TO GOODWIN PROCTER LLP, AS COUNSEL FOR THE ISSUER, IN CONNECTION WITH THE RENDERING OF OPINIONS IN CONNECTION WITH THE EXCHANGE OFFER (*)

1. The undersigned (i) did not purchase the securities from the issuer with a view to or in connection with a distribution of the securities, (ii) acquired the securities in the ordinary course of its business from the issuer or from a prior investor in the securities, and (iii) has no contract, undertaking, agreement or arrangement with any person to participate in a distribution of the securities or to sell, transfer or grant participation in the securities to such person or to any third person.

2. The undersigned has not engaged and is not currently planning to engage in a widespread or general solicitation of prospective purchasers for the securities, it being understood that the undersigned may have relied on Rule 144A promulgated under the Securities Act of 1933 with respect to sales of the securities to "QIB."

3. The undersigned is not a broker-dealer holding the securities for its own account where the securities (i) were acquired as part of market making or ordinary trading activities or other trading activities or (ii) were acquired from the issuer.

4. The securities held by the undersigned were acquired for investment for the undersigned's own account, not as a nominee or agent, and not with (i) a view to the resale or distribution of any part thereof in violation of applicable law or (ii) a present intention of selling, granting any participation in or otherwise distributing the same to any other person.

(*) All representations are based on applicable law, SEC regulation, pronouncements and guidance (including the Exxon Capital Holdings Corp. no-action letter (available May 13, 1988), the American Council of Life Insurance no-action letter (available May 10, 1983), and related no-action letters), and judicial interpretations with respect to the definition of "underwriter" as of September 30, 2002, and therefore are subject to change in the event and to the extent that such law, regulation, pronouncement, guidance and interpretations change after such date.